SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549


                             Form 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) November 15, 1996



                  United Payphone Services, Inc.
      (Exact name of registrant as specified in its charter)



   Nevada                           0-24138                88-0232816
(State or other jurisdiction      (Commission             (IRS Employer
 of incorporation)                File Number)          Identification No.)


105 East Ellis, Tempe, Arizona                                      85282
(Address of principal executive offices)                          (Zip Code)



Registrants telephone number, including area code (602)839-9968



                               N/A
  (Former name or former address, if changed since last report.)


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Item 2.   Acquisition or Disposition of Assets

     (a) Pursuant to an Asset Purchase Agreement dated November 15, 1996, ("Closing Date"), the Company sold substantially all of its fixed assets to Tru-Tel Communications, L.L.C., a Nevada limited liability company ("Tru-Tel"). All of the Company's right, title and interest in all of its' fixed assets (which constitutes 49% of total assets) have been transferred to Tru-Tel as of the Closing Date. In return the Company received a cash payment in the amount of $1,711,250 and a secured promissory note from Tru-Tel in the original principal amount of $811,250 (the "Tru-Tel Note"). The amount of consideration received by the Company was determined using the cash-flow method of valuation. The Tru-Tel Note will accrue interest at the rate of 8% per annum. Under the terms of the Tru-Tel Note, monthly principal and interest payments, in the aggregate amount of $14,000 per month, are payable to the Company commencing on February 15, 1997, with the final payment of all accrued and unpaid interest and outstanding principal due on or before January 15, 2002. The Tru-Tel Note is secured by a lien on all of the purchased assets and is personally guaranteed by the principals of Tru-Tel. A cash payment in the amount of $1,711,250 was received by the Company on November 15, 1996.

     The Asset Purchase Agreement prohibits the Company from engaging in, either directly or indirectly, in any business of any kind or nature whatsoever which operates public or private payphones within the State of Arizona. In addition, the Company may not install or maintain any phone equipment, or provide related services, for any party to its existing contracts, which were sold to Tru-Tel. As a result, the Company has no business operations at this time. The Company currently plans to conduct a search for possible merger or acquisition candidates in another line of business or explore other business opportunities. However, at this time the Company does not have any plans for any particular business activity and has not identified any potential merger of acquisition candidates or business opportunities.

     There is no other material relationship between Tru-Tel, its directors and officers and any associates of its officers and directors, and the Company, its directors and officers and any associates of its officers and directors.

Item 5.   Other Events

     On November 6, 1996, a true bill was returned by the Grand Jury in the United States District Court in Nevada against Michael G. Swan and Claudia Higgins. By indictment number CR-S-96-288, Mr. Swan and Ms. Higgins were accused of racketeering, RICO violations, securities fraud and wire fraud.
All of the charges arise out of alleged activities of Mr. Swan and Ms. Higgins while serving as directors and officers of the Company. Also named in the indictment was Kevin Orton, the Company's former accountant. Mr. Swan and Ms. Higgins were also named as "other relevant persons and entities" but were not charged, in two other indictments, alleging among other things, securities and fraud violations, filed respectively on October 20, 1996 and November 6, 1996.

     Mr. Swan served as president and director of the Company from February 1992 through April 1995. From April 1995 through September 1996, Mr. Swan served as consultant to the Company. From November 1991 through April 1995, Ms. Higgins served as a director and secretary/treasurer of the Company.

     The Company was not named as a defendant in the indictments. However, given that the indictments relate to activities alleged to have perpetrated by then officers and directors of the Company, there can be no assurance that the indictments will not have material adverse effect on the Company.

Item 7.   Financial Statements and Exhibits

Financial Statements

     It is impracticable to provide financial statements reflecting the sale of the Company's assets at this time. A quarterly report for the period ended September 30, 1996 on Form 10-QSB was filed with the Commission on November 19, 1996 pursuant to an extension in accordance with Rule 12b-25, but does not reflect the sale of the Company's assets. Financial statements which reflect the sale of the assets are currently being prepared and will be filed within 60 days of the filing of this 8-KSB.

Exhibits:

     Exhibit   Description

       2.1          Asset Purchase Agreement

       2.2 Promissory note from Tru-Tel Communications, L.L.C. to United Payphone Services, Inc.

       2.3          Personal Guaranty of the principals of Tru-Tel
                    Communications, L.L.C.

       2.4 Security Agreement covering all assets subject to the Asset Purchase Agreement from Tru-Tel Communications, L.L.C.

       2.5          Bill of Sale for the assets covered in the Asset Purchase
                    Agreement

       2.6 Subordination and Intercreditor Agreement between Finova Capital Corporation, United Payphone Services, Inc., and Tru-Tel Communications, L.L.C.

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                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on its behalf by the undersigned hereunto duly authorized.


                                              UNITED PAYHPONES SERVICES, INC.



Date:  November 15, 1996                      By:  /s/ David Westfere
                                              David Westfere, CEO and
                                              Principal Financial Officer